Exhibit 10.49

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made and entered into as of July 31, 2019 (the “Effective Date”) by and between Chalet Properties, Austin, LLC, a Texas limited liability company (“Landlord”), and Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant are parties to that certain Lease dated February 29, 2012 (the “Lease”) relating to certain real property located at 3901 Guadalupe Street, Austin, Texas, and more particularly described therein (the “Property”); and

WHEREAS, Landlord and Tenant have agreed to modify and amend the Lease in accordance with the terms, covenants and provisions of this First Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       Definitions. Unless otherwise specified, each capitalized term used in this First Amendment shall have the same meaning ascribed thereto in the Lease.

2.       Modification of Fixed Rent. The second paragraph of Article 1(a) of the Lease is hereby amended to read in its entirety as follows:

“a.     Commencing on the Rent Commencement Date (as defined in Article 5 hereof) and continuing thereafter for the remainder of the Term (as defined in Article 2(b) hereof), Fixed Rent shall be payable on the first business day of each and every month in advance and shall be properly apportioned for any period less than a full calendar month, as follows:

Month of	Monthly Fixed
Lease Term	Rent

March 2012 through July 2019	$21,000.00

August 2019 through end of the Term	$0.00

Notwithstanding anything herein to the contrary: (i) Tenant shall continue to pay all Operating Expenses (as defined in Article 1(b) hereof) throughout the Term (including during the period commencing on August 1, 2019) and (ii) within fifteen (15) days following the closing of any sale of the Property, Tenant will reimburse Landlord for any and all real estate taxes relating to the Property that are paid by Landlord at such closing.”

3.        Modification of Term; Automatic Termination.

3.1.    Article 2(b) of the Lease is hereby amended to read in its entirety as follows:

“The term of this Lease (the ‘Term’) shall commence on the Rent Commencement Date (as defined in Article 5), and shall continue for fifteen (15) years thereafter; provided, however, that this Lease shall automatically terminate and be of no further force and effect, with no penalty to Tenant, concurrently with the closing of any sale of the Property by Landlord. Notwithstanding the foregoing, Tenant’s obligation to reimburse Landlord for real estate taxes pursuant to Article 1(a) hereof shall survive the automatic termination of this Lease.”

3.2.    Article 2(d) of the Lease is hereby deleted in its entirety. In addition, the words “or the final year of any Extended Lease Term” in Article 13(b) of the Lease and the words “and at the beginning of each Extended Lease Term, if exercised” in Article 16(d) of the Lease are hereby deleted.

4.       Effect. Except as specifically modified in this First Amendment, the Lease shall remain in full force and effect in accordance with its terms. If any of the terms and conditions of this First Amendment conflict with the terms of the Lease, then the terms and conditions of this First Amendment shall govern.

5.       Counterparts; Execution. This First Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document. Delivery of an executed signature page of this First Amendment by facsimile transmission or electronic photocopy (i.e., a “pdf”) will be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the Effective Date.

VITAMIN COTTAGE NATURAL		CHALET PROPERTIES,
FOOD MARKETS, INC.		AUSTIN, LLC

By:	/s/ Zephyr Isely	By:	/s/ Kemper Isely
	Zephyr Isely, Co-President		Kemper Isely, Manager

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